The Vantagepoint Funds

                                                         Core Bond Index Fund
                                                         500 Stock Index Fund
                                                        Broad Market Index Fund
                                                    Mid/Small Company Index Fund
                                                      Overseas Equity Index Fund

                                            Special Meeting of the Shareholders

                                                           December 19, 2001

                                                Report of Inspector of Elections

     The  undersigned  Inspector of Elections  hereby  certifies that the shares listed below for each fund for each proposal so designated  were present at the meeting by proxy or in person and that the votes received  thereon were as set forth below:
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


Proposal I:

                                   Shares
                                   Outstanding       Shares
                                   On Record      Present at
                                   Date          Meeting               For                   Against               Abstained

Core Bond Index Fund              42,024,764     38,157,829    34,751,400    (82.6%)        7,667    (.02%)    3,398,762    (8.0%)

500 Stock Index Fund              26,417,161     20,391,103    19,150,587    (72.4%)    1,240,516    (4.6%)            0

Broad Market Index Fund           56,238,309     43,984,743    40,195,844    (71.4%)            0                      0

Mid/Small Company Index Fund       5,702,716      4,991,572     3,379,962    (59.2%)      306,318    (5.3%)      306,223    (5.3%)

Overseas Equity Index Fund         5,209,220      4,522,421     4,517,614    (86.7%)            0                  1,807    (.03%)


Proposal II:

                                     Shares
                                  Outstanding       Shares
                                On Record      Present at
                                 Date          Meeting               For                   Against                Abstained

Core Bond Index Fund            42,024,764     38,128,614    33,113,994    (78.7%)        4,183    (.009%)    5,010,437    (11.9%)

500 Stock Index Fund            26,417,161     22,298,972    21,215,818    (80.3%)    1,083,154     (4.1%)            0

Broad Market Index Fund         56,238,309     43,726,002    39,740,801    (70.3%)            0               3,985,201     (7.0%)

Mid/Small Company Index Fund     5,702,716      4,991,572     4,573,807    (80.2%)      208,930     (3.6%)      208,835     (3.6%)

Overseas Equity Index Fund       5,209,220      4,522,421     4,522,421    (86.8%)            0                       0




Proposal III: (Core Bond Index Fund Only)

                                 Shares
                               Outstanding       Shares
                               On Record      Present at
                                Date          Meeting               For                   Against                Abstained

Core Bond Index Fund           42,024,764     38,369,001    33,113,994    (78.7%)        4,183    (.009%)    5,250,824    (12.4%)


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Paul Gallagher
Inspector of Elections